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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the use in this Amendment No. 5 to the Registration Statement of BioHorizons, Inc. on Form S-1 of our report dated September 18, 2008, except for the effects of the restatement discussed in Note 3 to the consolidated financial statements of DTI Holdings, Inc. for which the date is May 28, 2010 (related to the consolidated financial statements of DTI Holdings, Inc. as of and for the period ended December 31, 2007 not presented separately herein), appearing in the prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such prospectus.

/s/ DELOITTE & TOUCHE LLP

Independent Registered Chartered Accountants

January 18, 2011

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS